Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

THIRD QUARTER 2021 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the third quarter ended September 30, 2021:

●	Net revenues of $12.8 million, an increase of 18.0% from the same period last year, and up 6.7% from the 2021 second quarter
●	Gross profit of $6.5 million, gross profit margin of 51.0%, representing the sixth straight quarter of consolidated gross profit margin greater than 50%
●	Operating loss of $549,000, which includes a $1.0 million loss on the change in contingent consideration related to the year two Holzworth earn out, compared to an operating loss of $348,000 in the same period last year
●	Net loss of $187,000, compared to a net loss of $775,000 in the same period last year
●	Non-GAAP adjusted EBITDA of $1.1 million, an increase of 57.5% from $722,000 in the same period last year
●	Net Debt of $3.2 million as of September 30, 2021 compared to $5.4 million as of December 31, 2020 due to debt prepayment of $3.7 million on September 28, 2021, or 47% reduction of our term loan.
●	New customer orders of $12.8 million, representing a book-to-bill ratio of 1:1
●	Backlog of $12.7 million, an increase of $6.7 million and more than double compared to September 30, 2020, backlog of $6.1 million, and backlog remains at the highest level in over four years

November 10, 2021

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) today announced results for the three months ended September 30, 2021.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “The sequential improvements in quarterly revenue we have experienced throughout 2021 is encouraging. We ended the 2021 third quarter with the highest quarter of revenues since 2019, which reflects the continued success of our acquisitions, investments in organic growth initiatives, and improved market conditions. Long-term investments in 5G solutions, satellite applications, semiconductor test investments, and carrier network densification continue to drive demand for our products. In addition, we experienced strong orders across all our product groups and signed another 5G software contract in the quarter for 5G small cell deployment.”

Mr. Whelan continued, “During the quarter, we also demonstrated our ability to generate improving profitability and cash flow and we prepaid almost half of our outstanding term debt. This is expected to decrease interest expense and improve overall cash flow and profitability going forward.”

“Despite industry-wide supply chain challenges, we expect to achieve another quarter of sequential revenue growth in the fourth quarter. We anticipate incremental investment in the fourth quarter as we continue to expand our team to support our growing backlog and long-term growth opportunities, specifically in our RBS product group for 5G small cell and private network opportunities. As our business recovers, I want to thank our global team members for their hard work and commitment,” concluded Mr. Whelan.

Third Quarter 2021 Operating Results:

●	Net revenues of $12.8 million, an increase of $2.0 million, or 18.0% over the prior year period primarily due to increased sales at our RF Components (“RFC”) product group due to increased carrier spending and increased sales at our Radio, Baseband and Software (“RBS”) product group due to higher sales of our digital signal processing cards.
●	Gross profit of $6.5 million, an increase of $886,000, or 15.7% over the prior year period primarily due to higher sales at RFC. Gross profit margin declined marginally from 52% to 51% due to mix primarily at RBS.
●	Backlog of $12.7 million, an increase of $267,000 from June 30, 2021.
●	As a percent of revenue, total operating expenses were 55.3%, compared to 55.2% for the same period last year. Operating expenses were $7.1 million, an increase of $1.1 million, or 18.1% from the prior year period primarily due to the recognition of a loss on the change in the fair value of contingent consideration related to the year two Holzworth earn out.
●	GAAP net loss of $187,000 compared to a net loss of $775,000 in the prior year period primarily due to the loss on change in fair value of contingent consideration in the current year offset by improved gross profit and the recognition of a tax benefit in the current year.
●	Non-GAAP adjusted EBITDA of $1.1 million compared to $722,000 in the prior year primarily due to higher revenues and gross profit. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income is provided later in this press release.

Cash Flow and Balance Sheet:

●	Cash provided by operations of $535,000 compared to cash used by operations of $852,000 in the prior year period, due primarily to an increase in operating income and lower cash used for working capital as compared to the prior year.
●	Net debt of $3.2 million as of September 30, 2021, compared to $5.4 million as of December 31, 2020.
●	Outstanding borrowings under the asset-based revolver of $45,000 and availability of $5.1 million after giving effect to borrowing base calculations as of September 30, 2021.

Conference Call

Wireless Telecom Group Inc. will host a conference call on November 11, 2021, at 8:30 a.m. EDT in which management will discuss third quarter 2021 results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 903292. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/43473

A replay will be made available on the Wireless Telecom website following the conference call.

Contacts:

Mike Kandell 973-386-9696

SM Berger and Company 216-464-6400

Use of Non-GAAP Financial Measures and Key Performance Indicators

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation, and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP adjusted EBITDA is included as an attachment to this press release.

The Company defines adjusted EBITDA margin as adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected adjusted EBITDA margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Book-to-bill ratio is the ratio of orders received to units shipped and billed for a specified period. The Company excludes billable freight from the calculation of units shipped in determining the book-to-bill ratio.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses, general and administrative expenses, non-cash goodwill impairment charges and loss on change in fair value of contingent consideration. The Company defines non-GAAP operating expenses (“Non-GAAP opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration, non-cash goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs and expenses.

The Company views adjusted EBITDA, adjusted EBITDA margin and non-GAAP opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that adjusted EBITDA and non GAAP opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

The Company believes the book-to-bill ratio is a key performance indicator used in measuring supply and demand in the industries in which we operate as well as measuring how quickly the Company fulfills the demand for its products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance, or similar words. Forward-looking statements include, among others, our expectation to decrease interest expense and improve overall cash flow and profitability going forward and that our fourth quarter will include another quarter of sequential growth along with cost increases related to continued investments in our people and expansion for growth in our backlog. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including but not limited to, the impact that the evolving COVID-19 pandemic may have on our business, our supply chain, freight costs and the economy in the future, our ability to hire and retain key personnel with appropriate technical abilities, our dependency on capital spending on data and communication networks by our customers and end users, our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business, the impact of the loss of any significant customers, the ability of our management to successfully implement our business plan and strategy, our ability to raise additional capital to fund our operations given our degree of leverage, product demand and development of competitive technologies in our market sector, the impact of competitive products and pricing, our abilities to protect our intellectual property rights, our ability to manage risks related to our information technology and cyber security, among others. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented and revised by the risks and uncertainties set forth in the Company’s subsequent reports filed with the SEC. The Company’s forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements whether as a result of new information, future developments or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Wireless Telecom Group INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(UNAUDITED)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Net revenues	$12,824	$10,868	$36,168	$31,404

Cost of revenues	6,284	5,214	17,549	15,655

Gross profit	6,540	5,654	18,619	15,749

Operating expenses
Research and development	1,435	1,826	4,281	5,080
Sales and marketing	1,854	1,732	5,266	5,111
General and administrative	2,800	2,444	8,469	7,322
Loss on change in contingent consideration	1,000	-	1,000	-
Total operating expenses	7,089	6,002	19,016	17,513

Operating income/(loss)	(549)	(348)	(397)	(1,764)

Extinguishment of PPP Loan	-	-	2,045	-
Other income/(expense)	20	(43)	29	252
Interest expense	(365)	(256)	(947)	(727)

Income/(Loss) before taxes	(894)	(647)	730	(2,239)

Tax provision/(benefit)	(707)	128	(386)	352

Net income/(loss)	$(187)	$(775)	$1,116	$(2,591)

Other comprehensive income/(loss):
Foreign currency translation adjustments	(152)	565	(64)	(406)
Comprehensive Income/(Loss)	$(339)	$(210)	$1,052	$(2,997)

Loss per share:
Basic	$(0.01)	$(0.04)	$0.05	$(0.12)
Diluted	$(0.01)	$(0.04)	$0.05	$(0.12)

Weighted average shares outstanding:
Basic	22,234	21,703	21,900	21,643
Diluted	22,234	21,703	24,219	21,643

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(unaudited)
	September 30 2021	December 31 2020
CURRENT ASSETS
Cash & cash equivalents	$1,283	$4,910
Accounts receivable - net of reserves of $216 and $143, respectively	7,420	5,520
Inventories - net of reserves of $1,241 and $1,129, respectively	9,655	8,796
Prepaid expenses and other current assets	2,058	2,172

TOTAL CURRENT ASSETS	20,416	21,398

PROPERTY PLANT AND EQUIPMENT - NET	1,629	1,824

OTHER ASSETS
Goodwill	11,461	11,512
Acquired intangible assets, net	4,249	5,242
Deferred income taxes, net	6,162	5,701
Right of use assets	1,282	1,680
Other	548	561

TOTAL OTHER ASSETS	23,702	24,696

TOTAL ASSETS	$45,747	$47,918

CURRENT LIABILITIES
Short term debt	$150	$512
Accounts payable	2,205	1,546
Short term leases	572	534
Accrued expenses and other current liabilities	7,656	7,997
Deferred revenue	691	924

TOTAL CURRENT LIABILITIES	11,274	11,513

LONG TERM LIABILITIES
Long term debt	3,578	8,895
Long term leases	766	1,200
Other long term liabilities	1,678	82
Deferred tax liability	444	377
TOTAL LONG TERM LIABILITIES	6,466	10,554

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized 35,550,342 and 34,888,904 shares issued, 22,310,889 and 21,669,361 shares outstanding	355	349
Additional paid in capital	51,305	50,163
Retained earnings/(deficit)	171	(946)
Treasury stock at cost, 13,239,453 and 13,219,543 shares	(24,600)	(24,556)
Accumulated other comprehensive income	776	841
TOTAL SHAREHOLDERS’ EQUITY	28,007	25,851

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,747	$47,918

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Nine Months
	Ended September 30,
	2021	2020
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net income/(loss)	$1,116	$(2,591)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	1,604	1,631
Extinguishment of PPP Loan	(2,045)	-
Amortization of debt issuance fees	217	215
Share-based compensation expense	301	360
Deferred rent	(22)	(22)
Deferred income taxes	(387)	1,057
Provision for doubtful accounts	72	(28)
Inventory reserves	115	119
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,998)	(1,343)
Inventories	(993)	(461)
Prepaid expenses and other assets	459	(226)
Accounts payable	728	(451)
Accrued expenses and other liabilities	1,368	888
Net cash provided/(used) by operating activities	535	(852)

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(417)	(228)
Acquisition of business, net of cash acquired	(200)	(7,189)
Net cash provided/(used) by investing activities	(617)	(7,417)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Revolver borrowings	50,220	27,432
Revolver repayments	(50,175)	(29,786)
Term loan borrowings	345	8,400
Term loan repayments	(4,191)	(405)
Debt issuance fees	-	(1,305)
Paycheck Protection Program loan	-	2,045
Payment of contingent consideration	(460)	-
Proceeds from exercise of stock options	209	15
Tax withholding payments for vested equity awards	(44)	(31)
ATM Shares Sold	565	-
Net cash provided/(used) by financing activities	(3,531)	6,365

Effect of exchange rate changes on cash and cash equivalents	(14)	(138)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(3,627)	(2,042)

Cash and cash equivalents, at beginning of period	4,910	4,245

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$1,283	$2,203

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$698	$527
Cash paid during the period for income taxes	$150	$53

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands, unaudited)

	Three months ended September 30
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$5,448	$4,418	42.5%	40.7%	$1,030	23.3%
Test and measurement	5,931	5,797	46.2%	53.3%	134	2.3%
Radio, baseband, software	1,445	653	11.3%	6.0%	792	121.3%
Total net revenues	$12,824	$10,868	100.0%	100.0%	$1,956	18.0%

	Three months ended September 30
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$2,497	$1,927	45.8%	43.6%	$570	29.6%
Test and measurement	3,367	3,182	56.8%	54.9%	185	5.8%
Radio, baseband, software	676	545	46.8%	83.5%	131	24.0%
Total gross profit	$6,540	$5,654	51.0%	52.0%	$886	15.7%

	Nine months ended September 30
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$12,820	$14,555	35.4%	46.4%	$(1,735)	-11.9%
Test and measurement	16,779	14,013	46.4%	44.6%	2,766	19.7%
Radio, baseband, software	6,569	2,836	18.2%	9.0%	3,733	131.6%
Total net revenues	$36,168	$31,404	100.0%	100.0%	$4,764	15.2%

	Nine months ended September 30
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$5,345	$6,576	41.7%	45.2%	$(1,231)	-18.7%
Test and measurement	9,690	7,451	57.8%	53.2%	2,239	30.0%
Radio, baseband, software	3,584	1,722	54.6%	60.7%	1,862	108.1%
Total gross profit	$18,619	$15,749	51.5%	50.1%	$2,870	18.2%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
GAAP net income/(loss), as reported	$(187)	$(775)	$1,116	$(2,591)
Tax provision/(benefit)	(707)	128	(386)	352
Depreciation and amortization expense	539	579	1,604	1,631
Interest expense	365	256	947	727
Non-GAAP EBITDA	10	188	3,281	119
Stock compensation	98	151	301	360
Merger and acquisition/integration	43	15	114	243
Restructuring costs	-	46	36	119
Inventory impairment recovery	-	(14)	-	(29)
US GAAP purchase accounting	-	258	-	548
Change in fair value of contingent consideration	1,000	-	1,000	-
FX (gain)/loss	(14)	95	(19)	(140)
PPP Loan forgiveness	-	-	(2,045)	-
Non recurring arbitration legal costs	-	(17)	4	(14)
Non-GAAP Adjusted EBITDA	$1,137	$722	$2,672	$1,206

RECONCILIATION OF OPEX TO NON-GAAP OPEX

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
GAAP Opex	$7,089	$6,002	$19,016	$17,513
Stock compensation	(98)	(151)	(301)	(360)
Merger and acquisition/integration	(43)	(15)	(114)	(243)
Restructuring costs	-	(46)	(36)	(119)
US GAAP purchase accounting	-	-	-	(100)
Depreciation & amortization (ex. COGS)	(456)	(478)	(1,354)	(1,356)
Change in fair value of contingent consideration	(1,000)	-	(1,000)	-
Non recurring arbitration legal costs	-	17	(4)	14
Non GAAP Opex	$5,492	$5,329	$16,207	$15,349